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                                                                   EXHIBIT 99.1


                                        Contact: Lyle Newkirk
                                                 T/R Systems, Inc.
                                                 Tel: +1 (770) 448-9008
                                                 Fax: +1 (770) 448-3202
                                                 e-mail: lnewkirk@trsystems.com


                  T/R Systems Receives NASDAQ Listing Notification


ATLANTA, GA - August 15, 2002 - T/R SYSTEMS, INC. (NASDAQ: TRSI), a leader in developing innovative solutions for the management and production of digital documents, announced today that on August 14, 2002 it received notification from the Listing Qualifications Department of The Nasdaq Stock Market, Inc., indicating that the Company's common stock has not maintained the required minimum bid price for continued quotation on the Nasdaq National Market and is therefore subject to delisting.

NASD Rule 4450(a)(5) requires that, for continued quotation on the Nasdaq National Market, a company must maintain a minimum bid price of $1 for at least one day during any period of thirty consecutive business days. Nasdaq rules provide that a listed company is given a period of ninety calendar days to achieve compliance with the minimum bid requirement in order to maintain its listing on the Nasdaq National Market. During the ninety day period, a company would be considered to be in compliance with Nasdaq's minimum bid price requirements if its minimum bid is $1 or greater for any ten consecutive business days.

"We are reviewing all options available to us to return to compliance with Nasdaq's continued listing requirements, including requesting a hearing before the Listing Qualifications Department," said Mike Kohlsdorf, President and Chief Executive Officer of T/R Systems. "We wish to maintain a listing on Nasdaq and will take whatever actions that are appropriate to maintain our listing."

There can be no assurance that T/R Systems will be able to take actions sufficient to bring it back into compliance with the Nasdaq National Market continued listing criteria within the allotted period of time.


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ABOUT T/R SYSTEMS

T/R Systems (www.trsystems.com) is a leader in developing innovative software solutions for the management and production of digital documents that optimize workflow from the point of document creation until the document reaches its final destination. T/R Systems' software products overcome the limitations of hardware through advanced functionality and superior design so that customers benefit from easy-to-use, easy-to-grow and easy-to-manage applications.

T/R Systems solutions are used by a broad spectrum of customers, including corporations, colleges and universities, facilities managers and print-for-pay service providers. Despite the seemingly different requirements of each of these groups, the one constant is their desire to provide effective and efficient document production services to their customers.

T/R Systems has more than 30 patents issued, allowed or pending that protect its intellectual property.

For additional information, contact Lyle Newkirk of T/R Systems, Inc. at 1300 Oakbrook Dr., Norcross, Georgia 30093, USA; Phone: +1 770-448-9008; Fax: +1 770-448-3202; e-mail: lnewkirk@trsystems.com or visit T/R Systems' home page: http://www.trsystems.com. "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from T/R Systems' actual future experience involving any one or more of such matters and subject areas. Such risks and uncertainties include general economic conditions, demand for our products, the competitiveness of our products and our markets, and changes in technology, as well as those that are described in T/R Systems' reports filed with the SEC from time to time, including the annual report on Form 10-K for the fiscal year ended January 31, 2002 and the subsequent report on Form 10-Q.


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